Exhibit n
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the inclusion of our report dated November 13, 2006, on the Statement of Assets and Liabilities of DWS Dreman Value Income Edge Fund, Inc. as of November 9, 2006, included in the Pre-Effective Amendment Number 2 to the Registration Statement (Form N-2, 333-137385) of DWS Dreman Value Income Edge Fund, Inc.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 13, 2006